Exhibit 10.72.1

FIRST AMENDMENT TO CREDIT AGREEMENT

            THIS FIRST AMENDMENT TO THE CREDIT AGREEMENT (this "Amendment") is entered into as of April 16, 2004 among PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the "Borrower"), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

R E C I T A L S

            WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of November 21, 2003 (as amended or modified from time to time, the "Credit Agreement");

            WHEREAS, the Borrower has requested that the Required Lenders agree to certain changes to the Credit Agreement; and

            WHEREAS, the Required Lenders are willing to agree to certain changes to the Credit Agreement as more fully set forth below.

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

            1.         Amendment to Funding Requirements.  Section 5.1(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (b)        Representations and Warranties.  The representations and warranties made by the Borrower in any Credit Document (other than, in connection with the borrowing of a Loan the proceeds of which will be used to repay commercial paper, the representation and warranty set forth in Section 6.7(a) of the Credit Agreement) are true and correct in all material respects at and as if made as of such date except to the extent they expressly and exclusively relate to an earlier date.

             2.         Conditions Precedent.  This Amendment shall be effective upon receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower and the Required Lenders.

3.          Ratification of Credit Agreement.  The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.         Authority/Enforceability.  Each of the Borrower, the Administrative Agent and the Lenders party hereto represents and warrants as follows:

(a)              It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)             This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)              No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

5.                  Representations and Warranties.  The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof, unless they specifically refer to an earlier date, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations, under the Credit Documents or to the extent it has any they are hereby released in consideration of the Required Lenders entering in to this Amendment.

            6.         No Conflicts.    Neither the execution and delivery of this Amendment, or the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by the Borrower will (a) violate, contravene or conflict with any provision of its respective articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound or (d) result in or require the creation of any Lien upon or with respect to the Borrower's properties.

            7.         Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered if requested.

            8.         GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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            Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

PUBLIC SERVICE COMPANY OF NEW MEXICO,

A New Mexico corporation

By:        /s/ Terry R. Horn

Name:  Terry R. Horn

Title:  Vice President and Treasurer

LENDERS:

BANK OF AMERICA, N.A.,

Individually in its capacity as a Lender and in its capacity as Administrative Agent and L/C Issuer

By:        /s/ Michelle A. Schoenfeld

Name:  Michelle A. Schoenfeld

Title:    Principal

WACHOVIA BANK, NATIONAL ASSOCIATION,

Individually in its capacity as a Lender and L/C Issuer

By:        /s/ Chris Becker

Name:  Chris Becker

Title:    Associate

BANK OF ALBUQUERQUE, N.A.,

By:        /s/ Richard W. Burdick

Name:  Richard W. Burdick

Title:    Senior Vice President

CITIBANK, N.A.,

By:        /s/ Stuart J. Glen

Name:  Stuart J. Glen

Title:    Vice President

First Savings Bank, FSB, [Name of Institution]

By:        /s/ John L. Holt Jr.

Name:  John L. Holt Jr.

Title:    President

Fleet National Bank,

By:        /s/ Michelle A. Schoenfeld

Name:  Michelle A. Schoenfeld

Title:    Principal

JPMorgan Chase Bank

By:        /s/ Thomas T. Hou

Name:  Thomas T. Hou

Title:    Vice President

MELLON BANK, N.A.

By:        /s/ Mark W. Rogers

Name:  Mark W. Rogers

Title:    Vice President

Merrill Lynch Bank USA,

By:        /s/ Louis Alder

Name:  Louis Alder

Title:    Director